EXHIBIT 21

SUBSIDIARIES OF TIME WARNER INC.

Time Warner Inc. (“Time Warner”) maintains approximately 900 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2017, that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2017.

Name	State or Other Jurisdiction of Incorporation
Time Warner Inc. (Registrant)	Delaware
Historic AOL LLC	Delaware
Historic TW Inc.	Delaware
Turner Broadcasting System, Inc.	Georgia
Bleacher Report, Inc.	Delaware
Cable News Network, Inc.	Delaware
Cable News International, Inc.	Delaware
CNN America, Inc.	Delaware
CNN Interactive Group, Inc.	Delaware
Great Big Story, LLC	Georgia
CNN Newsource Sales, Inc.	Georgia
Imagen Satelital S.A.	Argentina
iStreamPlanet Co., LLC	Delaware
Turner Broadcasting Sales, Inc. (dba The Turner Network)	Georgia
Turner International, Inc.	Georgia
Turner International Latin America, Inc.	Georgia
CNN Chile Canal De Television Limitada	Chile
Red de Television Chilevision S.A.	Chile
TopSports Ventures Ltda.	Brazil
Turner Entertainment Networks, Inc.	Georgia
Courtroom Television Network LLC (dba truTV)	New York
Superstation, Inc.	Georgia
Super Deluxe, LLC	California
TEN Network Holding, Inc.	Delaware
The Cartoon Network, Inc.	Delaware
Boomerang Plus, LLC	Georgia
Turner Classic Movies, Inc.	Delaware
TCM Interactive Group, Inc. (dba FilmStruck)	Delaware
Turner Network Television, Inc.	Delaware
Turner Broadcasting System Asia Pacific, Inc.	Georgia
Turner International India Private Ltd.	India
Turner Network Sales, Inc. (dba Turner Content Distribution)	Georgia
Turner Sports, Inc.	Georgia
TW Interactive Media Holdings Inc.	Delaware
Warner Communications LLC	Delaware
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York
Home Box Office, Inc.	Delaware
HBO Digital Services, Inc.	Delaware
HBO Europe Holdings, Inc.	Delaware
HBO Home Entertainment, Inc.	Delaware

HBO Latin America Holdings LLC	Delaware
HBO Pacific Partners V.O.F.	Curaçao
HBO Service Corporation	Delaware
TW UK Holdings Inc.	Delaware
Time Warner Limited	United Kingdom
Time Warner Entertainment Limited	United Kingdom
Rocksteady Studios Limited	United Kingdom
Warner Bros. Studios Leavesden Limited	United Kingdom
TT Games Limited	United Kingdom
Turner Entertainment Networks International Limited	United Kingdom
Turner Broadcasting System Europe Limited	United Kingdom
EDA Televizyon Yayincilik ve Produksiyon AS	Turkey
TBS Istanbul Yayincilik ve Produksiyon AS	Turkey
Turner Broadcasting System Deutschland GmbH	Germany
Turner Nordic & Baltic AB	Sweden
Turner Broadcasting System Italia Srl	Italy
Turner Broadcasting System France SAS	France
Warner Bros. International Television Production Limited	United Kingdom
Warner Bros. Television Production UK Limited	United Kingdom
TW Ventures Inc.	Delaware
Blue Ribbon Content Inc.	Delaware
Castle Rock Entertainment	California
Stage 13 Inc.	California
Warner Bros. (F.E.), Inc.	Delaware
Warner Bros. (South), Inc.	Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Alloy Media Holdings, L.L.C.	Delaware
Alloy Entertainment, LLC	Delaware
Shed Media US Inc.	Delaware
Telepictures Productions Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware
Warner Bros. Worldwide Television Distribution Inc.	Delaware
Warner Horizon Television Inc.	Delaware
WBTV Distribution Inc.	Delaware
Ellen Digital Ventures	California
Flixster, Inc.	Delaware
Hanna-Barbera Productions, Inc.	Delaware
New Line Cinema LLC	Delaware
New Line Distribution, Inc.	California
New Line Productions, Inc.	California
New Line Theatricals, Inc.	New York
Time Warner (Barbados) Holdings SRL	Barbados
Time Warner (Barbados) Licensing SRL	Barbados
Warner Bros. Entertainment Nederland B.V.	Netherlands
Warner Bros. Entertainment España S.L.U.	Spain
Warner Bros. Entertainment France S.A.S.	France
Warner Bros. Entertainment GmbH	Germany
Warner Bros. Entertainment Italia S.R.L.	Italy
Warner Bros. Entertainment Switzerland GmbH	Switzerland
Warner Bros. Entertainment UK Limited	United Kingdom
Warner Bros. International Television Production Holding B.V.	Netherlands
Eyeworks Scandinavia A.B.	Sweden

Warner Bros. International Television Production België BVBA	Belgium
Warner Bros. International Television Production España, S.L.	Spain
Warner Bros. International Television Production New Zealand Limited (formerly Warner Bros. International Television Production Operations New Zealand Limited and Eyeworks New Zealand Limited)	New Zealand
Warner Bros. International Television Production Australia Pty Ltd	Australia
Warner Bros. International Television Production Holding Deutschland GmbH	Germany
Warner Bros. International Television Production Holding Nederland B.V.	Netherlands
Warner Bros. Japan LLC	Japan
Turner Entertainment Co.	Delaware
Warner Bros. Animation Inc.	Delaware
Warner Bros. Consumer Products Inc.	Delaware
Warner Bros. Enterprises LLC	Delaware
Warner Bros. Distributing Inc.	Delaware
Warner Bros. Technical Operations Inc.	Delaware
Warner Specialty Films Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Entertainment Australia Pty Limited	Australia
Warner Bros. Entertainment Canada Inc.	Canada
Warner Bros. Home Entertainment Inc.	Delaware
WB Games Inc.	Washington
Turbine, Inc.	Delaware
WB Games Montreal Inc.	Canada
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Master Distributor Inc.	Delaware
Warner Bros. Digital Networks Inc.	Delaware
Machinima, Inc.	Delaware
Warner Bros. Digital Networks Labs Inc. (formerly DramaFever Corp.)	Delaware
WB Communications Inc.	Delaware
Boomerang Plus, LLC	Georgia
Time Warner Enterprise Infrastructure Services LLC	Delaware
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware
TW AOL Holdings LLC	Virginia
Turner Japan K.K.	Japan
Time Warner Media Holdings B.V.	Netherlands
TW NY Properties LLC	Delaware